Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 5E Advanced Materials, Inc. of our report dated September 29, 2025, relating to the financial statements, which appears in 5E Advanced Materials, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 4, 2026